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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                  FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                March 31, 1999
               ------------------------------------------------
               Date of Report (date of earliest event reported)



                        TERRA TELECOMMUNICATIONS CORP.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter



           Nevada                  0-21381            84-1349551
---------------------------    ---------------   ---------------------
State or Other Jurisdiction    Commission File        IRS Employer
of Incorporation                  Number          Identification Number


                   160 NW 159th Drive, Miami, Florida 33169
          ----------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code


                               (305) 577-9700
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code


                                      N/A
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report








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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On March 31, 1999, PriceWaterhouseCoopers LLP informed Terra Telecommunications Corp. (the "Registrant" or "Company") that they were terminating their relationship as the auditor of World Access Communications Corp. ("WAC") and its affiliates. WAC and its affiliates became wholly owned subsidiaries of the Company. PriceWaterhouseCoopers's report on WAC's financial statements for the years ended December 31, 1996 and 1997 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty. audit scope or accounting principles.

     (b) On April 7, 1999, the Registrant engaged the accounting firm of Lopez, Levi & Associates, LLC as its independent accountants to conduct its audit for the year ended December 31, 1998. The Registrant's Board of Directors approved the decision to engage Lopez, Levi & Associates. The Registrant has no audit or similar committee. The Registrant did not consult with Lopez, Levi & Associates with regard to any matter concerning the application of accounting principles to and, specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (c) On September 28, 1998, WAC and its affiliates were acquired by Cypress Capital Inc. ("Cypress"), a nonoperating public shell corporation through a share exchange. Cypress's legal name was changed to Terra Telecommunications Corp. Cypress' accountants were Schumacher & Associates, Inc., whose report on the financial statements of Cypress for the period from June 14, 1996 (date of inception) through December 31, 1997 contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, such report did contain a qualification as to the uncertainty of Cypress' ability to continue as a going concern.

     (d) In connection with the prior audits of Cypress for the period from June 14, 1996 (date of inception) through December 31, 1997 and of WAC for the years ended December 31, 1996 and 1997 and during the interim period from December 31, 1997 to March 31, 1999 there have been no disagreements with either PriceWaterhouseCoopers or Schumacher & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (f) PriceWaterhouseCoopers and Schumacher & Associates have reviewed this disclosure and have provided the Registrant the letters filed as exhibits to this report. Such letters do not contain any disagreements with the Registrant's statements made herein.

ITEM 5. OTHER EVENTS

     Based on a preliminary review of results for the fourth quarter ended December 31, 1998, Terra Telecommunications Corp. (the "Company") expects to announce annual consolidated revenues of approximately $1,200,000 and an estimated net loss of approximately $200,000. The estimated net loss for 1998 includes two non-recurring gains resulting from the sale of certain of the Company's assets in an approximate amount of $3,900,000, as further described in the Company's Form 10-QSB for the quarter ended September 30, 1998. This compares to annual consolidated revenues of $1,371,568 and a net loss of $1,519,343 for the same period of the previous fiscal year. The Company also expects to announce basic loss per share of $.02 for the year ended December 31, 1998, compared to a loss of $0.15 per share for the same period of the previous fiscal year.
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     The development and expansion of the Company's network facilities during the third and fourth quarter of 1998, including the construction of the Company's international telecommunications network, together with the cost of entering into new joint ventures and new markets or expand into existing markets, and unexpected delays in equipment deployment and installations, had placed considerable strain on the Company's cash resources. As a result of the Company's need for additional financing, the Company has borrowed an aggregate of approximately $400,000.00 from its President and Executive Vice President to fund its immediate operational needs and to continue its expansion.

     On March 30, 1999, the Company entered into a Master Lease Agreement (the "Equipment Financing Agreement") with a major equipment vendor to lease a substantial amount of Voice over Internet Protocol ("VoIP") telecommunications equipment that the Company requires to continue the development of its network and to establish new networks. The Equipment Financing Agreement provides that the Company may lease up to $20,000,000 of VoIP equipment from the vendor over a period of the next eighteen months. In connection with the Equipment Financing Agreement, the Company is also entitled to borrow from the vendor an amount equal to twenty-five percent of the value of the equipment leased up to $5,000,000. This loan facility is secured by a Secured Promissory Note (the "Note") which is secured by substantially all of the Company's assets. In addition, the Company has agreed to issue to the vendor warrants in proportion to the amount borrowed under the Note. The Company has issued a purchase order under the Equipment Financing Agreement in the amount of approximately $5,000,000 and has borrowed approximately $1,250,000 under the Note.

     In addition to the Equipment Financing Agreement, to meet its ongoing needs for financing, the Company has engaged an investment banker to assist the Company and is presently engaged in discussions with third parties regarding the infusion of capital in debt and/or equity financing. There can be no assurance that the Company will be successful in obtaining additional financing or that such financing, if available, can be obtained on terms favorable to the Company's security holders or creditors. Failure by the Company to obtain additional financing could have a material adverse effect on the Company's results of operations and financial condition

     This public statements by Company representatives may contain forward looking information that is subject to certain risks and uncertainties that could cause actual results to vary from those projected. Statements that are not historical facts, including statements about confidence and strategies, plans and expectations about new and existing products and their market acceptance, expectations about future revenues and earnings, industry growth and demand, and returns on investments in products and markets are forward looking statements that involve risks and uncertainties that could materially impact the Company and its results from operations. For a discussion of other risks and uncertainties that could materially impact the Company and its results from operations, please see the Company's Forms 10-K and Forms 10-Q, and other filings, filed with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Exhibits.

           Exhibit 16.1  Letter from Schumacher &       Filed herewith
                         Associates, Inc.               electronically

           Exhibit 16.2  Letter from                    Filed herewith
                         PriceWaterhouseCoopers LLP     electronically

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    TERRA TELECOMMUNICATIONS CORP.


Dated: April 13, 1999               By:/s/ David C. Langle
                                       David C. Langle, Vice President and
                                       Chief Financial Officer








































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